SECOND AMENDMENT TO FORBEARANCE AGREEMENT

Dated as of November 7, 2008

Butler Service Group, Inc.
110 Summit Avenue
Montvale, NJ 07645

Attn: Ed Kopko

Re:

Third Amended and Restated Credit Agreement, dated as of August 29, 2007 (including, all annexes, exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among Butler Service Group, Inc. (the “Borrower”), the other Credit Parties signatory thereto, General Electric Capital Corporation, as a Lender and Agent for Lenders (the “Agent”), and the other Lenders signatory thereto from time to time.

Ladies and Gentlemen:

         Capitalized terms used in this letter (hereafter referred to as this “Amendment”) and not otherwise defined or limited herein shall have the meanings attributed to such terms in the Forbearance Agreement, dated as of September 29, 2008, among Butler Service Group, Inc., the other Credit Parties signatory thereto and General Electric Capital Corporation, as a Lender and Agent for Lenders, as amended by that certain First Amendment to the Forbearance Agreement, dated as of October 17, 2008 (as amended, the “Forbearance Agreement”).

A.	Amendment to the Forbearance Agreement.

         Section A.1 of the Forbearance Agreement is hereby amended as of the Effective Date (as defined below) by deleting the date “November 7, 2008” set forth in clause (a) thereof and substituting in lieu thereof the date “November 14, 2008”.

B.	Forbearance Fee.

         Borrower and the other Credit Parties hereby, jointly and severally agree to pay to Agent, for the ratable benefit of the Lenders, a forbearance fee in the aggregate amount equal to $5,000, which shall be fully earned, due and payable in immediately available funds on the Effective Date (the “Forbearance Fee”).

C.	Effectiveness.

         This Amendment shall become effective as of the date first set forth above (the “Effective Date”) upon Agent’s receipt of (a) four (4) fully-executed copies of this Amendment, duly

As of November 7, 2008

executed and delivered by the Agent, Requisite Lenders, Borrower and Guarantors and (b) the Forbearance Fee.

D.	Representations and Warranties.

         In consideration of the limited agreement of the Agent and the Lenders to forbear from the exercise of their rights and remedies as set forth above, each Credit Party hereby represents and warrants to the Agent and the Lenders, as of the date hereof, as follows:

         1.          The execution, delivery and performance of this Amendment by such Credit Party: (a) is within its organizational power; (b) has been duly authorized by all necessary or proper corporate and shareholder action; (c) does not contravene any provision of such Credit Party’s charter or bylaws or equivalent organizational documents; (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound; (f) does not result in the creation or imposition of any Lien upon any of the property of such Credit Party other than those in favor of Agent pursuant to the Loan Documents; and (g) does not require the consent or approval of any Governmental Authority or any other Credit Party.

         2.          All Loan Documents, including without limitation, this Amendment, the Forbearance Agreement, the Credit Agreement and the Guaranties, constitute legal, valid and binding obligations of each Credit Party party thereto enforceable against each such Credit Party in accordance with the terms thereof. Each Credit Party hereby ratifies and confirms each of the Loan Documents to which such Credit Party is party to and the rights granted thereunder in favor of the Agent and the Lenders, including its liability for the Obligations as defined therein.

         3.          This Amendment has been duly executed and delivered by or on behalf of each of Borrower and the other Credit Parties.

         4.          No Default or Event of Default (other than the Specified Events of Default) has occurred and is continuing after giving effect to the Forbearance Agreement and this Amendment.

         5.          The representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

         6.          As of November 7, 2008, the aggregate amount of liabilities of the Borrower and the other Credit Parties for unpaid payroll taxes equals $2,666,117.16, consisting of (i) $2,657,157.80 in liabilities for unpaid payroll taxes arising out of payroll paid prior to October

SECOND AMENDMENT TO FORBEARANCE AGREEMENT

As of November 7, 2008

31, 2008, and (ii) $8,959.36 in liabilities for unpaid payroll taxes arising out of payroll paid on October 31, 2008.

E.	Other Representations, Warranties and Covenants.

         1.          The Credit Parties and the Lenders hereby confirm that the decision by the Agent and the Lenders to grant the forbearance as outlined in the Forbearance Agreement as amended by this Amendment (the “Amended Forbearance Agreement”) is not and shall not be deemed to constitute an undertaking by the Agent and the Lenders to forbear or refrain from exercising any and all rights and remedies available to them under the Credit Agreement and the other Loan Documents and under applicable law upon the occurrence of any Forbearance Default. Additionally, notwithstanding the agreement of the Agent and the Lenders to enter into the Amended Forbearance Agreement, the Agent and the Lenders hereby advise the Credit Parties that, except to the extent of the Agent and the Lenders’ forbearance expressly referenced through the Forbearance Period specified in the Amended Forbearance Agreement, the Agent and Lenders require strict compliance with all of the terms and conditions of the Credit Agreement and the other Loan Documents; provided, however, that the Agent or the Lenders shall not be required to issue any notices otherwise required by the Credit Agreement with respect to the Specified Events of Default during the term of the Amended Forbearance Agreement.

         2.          Each Credit Party further acknowledges and agrees that: (a) the Specified Events of Default have occurred or will occur and continue, and shall not be deemed to have been waived, cured or eliminated, in whole or in part, by the Amended Forbearance Agreement, and the Agent and the Lenders expressly reserve rights with respect to the Specified Events of Default, subject only to the terms in the Credit Agreement, the other Loan Documents and the Amended Forbearance Agreement; (b) the parties have not entered into a mutual disregard of the terms and provisions of the Credit Agreement and the other Loan Documents, or engaged in any course of dealing in variance with the terms and provisions of the Credit Agreement and the Loan Documents, within the meaning of any applicable law of the State of New York, or otherwise; and (c) as of the date hereof, principal in the amount set forth on Schedule A attached hereto, plus accrued interest was due and owing, by the Borrower under the Credit Agreement and guaranteed by the Guarantors under the Guaranties.

         3.          Each Credit Party expressly acknowledges and agrees that the Credit Agreement and other Loan Documents are valid and enforceable by the Agent and the Lenders and expressly reaffirms its obligations under the Credit Agreement and other Loan Documents (including the Guaranties). Each Credit Party agrees that it shall not dispute the validity or enforceability of the Credit Agreement and other Loan Documents (including the Guaranties) or any of its obligations thereunder, or the validity, priority, enforceability or extent of the Agent on behalf of the Lenders’ security interest in or lien against any item of Collateral under the Credit Agreement and other Loan Documents.

         4.          As further consideration to induce the Agent and the Lenders to execute, deliver and perform the Amended Forbearance Agreement, each Credit Party represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, defenses,

SECOND AMENDMENT TO FORBEARANCE AGREEMENT

As of November 7, 2008

counterclaims, demands of any kind, character or nature whatsoever, fixed or contingent, which such Credit Party may have, or claim to have, against the Lenders or the Agent in connection with the Credit Agreement and Loan Documents, and such Credit Party hereby releases, acquits and forever discharges the Agent and each Lender and its respective agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all liabilities, claims, suits, debts, causes of action and the like of any kind, character or nature whatsoever, known or unknown, fixed or contingent, in connection with the Credit Agreement and Loan Documents, that the Credit Party may have, or claim to have, against each of the such Released Parties from the beginning of time until and through the dates of execution and delivery of this Amendment.

         5.          Each Credit Party covenants and agrees that it will continue to pay all Charges in accordance with Section 5.2 of the Credit Agreement from and after the Commencement Date, and that such Credit Party will not permit the aggregate amount of liabilities of the Borrower and the other Credit Parties for unpaid payroll taxes arising out of payroll paid prior to the date set forth as the “last payroll payment date” in any Borrower certification to the Agent or any Lender as to the amount of outstanding payroll taxes to exceed $2,666,117.16.

F.	Miscellaneous.

         1.          Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, the Amended Forbearance Agreement shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

         2.          The Amended Forbearance Agreement, taken together with the Credit Agreement and all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto, and the Amended Forbearance Agreement may not be amended or modified and the Forbearance Period extended unless agreed to in writing executed by all parties signatory to the Amended Forbearance Agreement or as may otherwise be provided for under the terms of the Credit Agreement and the other Loan Documents. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

         3.          This Amendment, and any amendments, waivers, consents or supplements hereto may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of an original executed counterpart of the Agreement.

         4.          THIS AMENDMENT AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECOND AMENDMENT TO FORBEARANCE AGREEMENT

As of November 7, 2008

          5.          Time is of the essence for performing all matters set forth in this Amendment.

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SECOND AMENDMENT TO FORBEARANCE AGREEMENT

As of November 7, 2008

AGENTS AND LENDERS:	GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and a Lender

	By:	/s/James H. Kaufman

Duly Authorized Signatory

SECOND AMENDMENT TO FORBEARANCE AGREEMENT

As of November 7, 2008

AS BORROWER:

BUTLER SERVICE GROUP, INC.

By:	/s/Edward M. Kopko

Name: EDWARD M. KOPKO
Title: Chief Executive Officer

SECOND AMENDMENT TO FORBEARANCE AGREEMENT

As of November 7, 2008

AS GUARANTORS:

BUTLER INTERNATIONAL, INC.
BUTLER SERVICES INTERNATIONAL, INC.
BUTLER TELECOM, INC.
BUTLER PUBLISHING, INC.
BUTLER OF NEW JERSEY REALTY CORP.
BUTLER SERVICES, INC.
BUTLER UTILITY SERVICE, INC.

By:	/s/Edward M. Kopko

Name: EDWARD M. KOPKO
Title: Chief Executive Officer

SECOND AMENDMENT TO FORBEARANCE AGREEMENT

As of November 7, 2008

SCHEDULE A

As of November 7, 2008, the principal balance due and owing of the Revolving Loan was $28,515,274 and the aggregate outstanding Letter of Credit Obligations was $2,689,516.

SECOND AMENDMENT TO FORBEARANCE AGREEMENT